Exhibit 99.1

CorEnergy Releases Fiscal 2014 Results

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – March 16, 2015 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) (“CorEnergy” or the “Company”) today announced financial results for the year ended December 31, 2014, and filed its annual report on Form 10-K with the Securities and Exchange Commission.

Recent Highlights and Subsequent Events

-	Completed CorEnergy’s second year as a REIT
-	Paid dividends of $0.514 in 2014 and anticipating annualized $0.54 per share in 2015
-	Announced long-term dividend growth target of 3-5% annually with organic growth and acquisitions
-	Invested over $190 million in 2014 to expand and diversify holdings in energy infrastructure
-	Acquired two major properties: MoGas Pipeline System and Portland Terminal Facility
-	Completed two common stock offerings in 2014 and a Series A Preferred Offering in January 2015
-	Pro forma total liquidity of approximately $120 million in cash and available credit line

“CorEnergy achieved substantial growth in 2014 – our second full year as a REIT. We invested over $190 million to expand our footprint in energy infrastructure, adding to our long-term, utility-like cash flows for stockholders and diversifying CorEnergy’s portfolio of real property assets,” said David Schulte, Chief Executive Officer of CorEnergy.

“We are delivering on CorEnergy’s REIT strategy by growing our scale and increasing dividends per share. We continue to meet our goal of 1 to 3% increases in dividends based on existing assets and are announcing a long-term target of anticipated 3 to 5% annual dividend growth with new projects and acquisitions. We see increasing opportunities to provide mission-critical infrastructure that is essential for our customers’ operations in energy production and distribution.”

2014 Annual Performance Review

In 2014, CorEnergy completed strategic transactions to expand and diversify its portfolio of real property assets in energy infrastructure. CorEnergy made two acquisitions in 2014, the MoGas Pipeline System and the Portland Terminal Facility, and executed loan transactions with two operators of salt water disposal wells.

Total assets increased 56% to $443.8 million at December 31, 2014, from $283.9 million at December 31, 2013. CorEnergy reported total revenues of $40.3 million in 2014, an increase of 29% from $31.3 million in 2013. AFFO was $18.6 million or $.56 per share in 2014, up from $12.7 million or $0.52 per share in 2013.

Fiscal Year Ended December 31, 2014 Financial Summary

	For the Fiscal Year Ended December 31, 2014
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$7,013,856	$0.21
NAREIT Funds from Operations (NAREIT FFO)	$18,501,922	$0.56
Funds From Operations (FFO)	$18,860,620	$0.57
Adjusted Funds From Operations (AFFO)	$18,610,198	$0.56

NAREIT FFO, FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO as we have presented it here, and historically, also excludes the non-cash portion of unrealized gains and losses related to our legacy BDC securities holdings. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance. A reconciliation of NAREIT FFO, FFO and AFFO, as presented, to Net income attributable to CorEnergy stockholders is included in the additional financial information attached to this press release.

2014 Real Property Update

Pinedale Liquids Gathering System

The Pinedale Liquids Gathering System (LGS) consists of more than 150 miles of pipelines, with 107 receipt points and four central storage facilities, acquired in 2012 and leased to a subsidiary of Ultra Petroleum (guaranteed by Ultra) under a triple-net participating lease with a 15-year initial term. The Pinedale LGS generated $20.3 million in lease revenue in 2014. Under an adjustment tied to changes in the Consumer Price Index, the annual rent will rise by $340,000 for 2015. CorEnergy believes its Pinedale LGS, used by Ultra Petroleum for gathering water, condensate and natural gas from its Pinedale field in Wyoming, is critically necessary to Ultra to support the exploitation of its reserves in the field.

MoGas Pipeline System

In November 2014, CorEnergy acquired all of the membership interests of two entities that own and operate the MoGas Pipeline System, approximately 263 miles of interstate natural gas pipeline in the St. Louis region and extending into central Missouri. CorEnergy also provided REIT-qualifying intercompany mortgage financing. After completion of the transaction, the MoGas system produced $1.3 million in revenue for CorEnergy in 2014.

The MoGas system, which is regulated by the Federal Energy Regulatory Commission (FERC), delivers natural gas to investor-owned and municipal utilities and end-users and has eight firm transportation customers.

Portland Terminal Facility

Acquired in January 2014, the Portland Terminal Facility is a 39-acre rail and marine transloading terminal on the Willamette River in Portland, Oregon. The site has 84 tanks with a total storage capacity of approximately 1.5 million barrels and is capable of receiving, storing and delivering crude oil and refined petroleum products. The property is leased to Arc Terminals (guaranteed by Arc Logistics) under a triple-net lease with a 15-year initial term.

The Portland Terminal Facility generated $5.4 million in lease revenue for CorEnergy in 2014. Under the lease, base rent increases as a percentage of completed construction on planned site improvements. As of December 31, 2014, CorEnergy had invested approximately $6.0 million of the planned $10 million in construction, and the base rent had risen to approximately $471 thousand per month.

Omega Pipeline/Mowood

Omega Pipeline Company owns and operates a natural gas distribution system primarily serving the U.S. Army’s Fort Leonard Wood in south-Central Missouri. In addition, Omega provides natural gas marketing services to several customers in the surrounding area. Omega has a long-term contract with the Department of Defense, which is subject to renewal in 2015. CorEnergy provides REIT-qualifying intercompany mortgage financing to Mowood, a taxable REIT subsidiary of CorEnergy that owns Omega, secured by the 70-mile pipeline system.

In 2014, Mowood and Omega generated $9.7 million in revenue for CorEnergy, up 11% from 2013.

Eastern Interconnect Project

The Eastern Interconnect Project, CorEnergy’s 40% undivided interest in power transmission lines that move electricity across New Mexico, is leased to Public Service Company of New Mexico under a triple-net lease. The lease terminates on April 1, 2015, with the sale of CorEnergy’s interest for $7.7 million. The final lease payments of approximately $2.6 million were received in full on January 2, 2014.

Black Bison Water Services

In 2014, CorEnergy provided $15.3 million in financing to Black Bison Water Services for acquisition of salt water disposal wells and related capital improvements in Wyoming, secured by mortgage agreements. Black Bison has become a leading independent provider of salt water disposal facilities, which help producers manage flowback and produced water from oil and gas wells. The assets produced $1.1 million in 2014 revenue for CorEnergy.

Four Wood/SWD Enterprises

On December 31, 2014, CorEnergy provided $5 million under two separate loan agreements to SWD Enterprises, a subsidiary of Four Wood Energy Partners, to acquire a salt water disposal well in the Bakken Shale Play in North Dakota. The investment is part of an $11 million total commitment, secured by SWD properties and providing for base and contingent interest income for CorEnergy going forward.

Private Equity Securities

In October 2014, CorEnergy sold its equity interest in VantaCore Partners LP to Natural Resource Partners L.P. Sale proceeds were approximately $13 million, of which a portion is held in escrow pending certain post-closing obligations or the expiration of certain time periods.
Subsequent Events

In January 2015, CorEnergy conducted a successful public offering of perpetual Series A Cumulative Redeemable Preferred Stock, which raised over $55 million in gross proceeds, strengthening CorEnergy’s balance sheet by repaying indebtedness under our revolving line of credit and further positioning the Company for growth. The preferred stock trades on the NYSE under the ticker “CORRPrA.”

Balance Sheet and Liquidity

As of December 31, 2014, CorEnergy had approximately $53.0 million available for future investment, including cash and revolving credit facility availability totaling $65.6 million less near-term commitments. Following the offering of preferred stock and repayment of CorEnergy’s revolving line of credit, the pro forma liquidity available for future investment was approximately $120.1 million.

Outlook

CorEnergy expects its portfolio of energy infrastructure assets – the Pinedale LGS, MoGas Pipeline, Portland Terminal, Omega/Mowood and Black Bison – to continue to produce stable, recurring revenues in 2015. Assets acquired or expanded during 2014 (MoGas, Portland, Black Bison and Four Wood/SWD) are expected to produce full-year revenues in 2015. CorEnergy believes the cash flows from its holdings in 2015 will support annualized dividend payments of no less than $0.54 per share.

CorEnergy is pursuing a broadening set of opportunities in the pipeline, which provide the potential to reach $50 to $250 million per project type. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company expects to utilize balance sheet resources, including prudent leverage when available, supplemented with accretive equity issuance as needed.

Dividend Policy

CorEnergy intends to maintain a quarterly dividend payment cycle of February, May, August and November. In February 2015, the Company paid its fourth-quarter 2014 dividend of $0.130 per share. The Company anticipates that it will increase the dividend for the first quarter of 2015 to $0.135 (or $0.54 cents per share annualized). Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

2014 Year-End Earnings Conference Call

CorEnergy will host a conference call Tuesday, March 17, 2015, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 1-877-407-8035 (for international callers, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format, and also for replay afterward, through a link available at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. on April 17, 2015, by dialing 1-877-660-6853 (for international callers, 1-201-612-7415). The Conference ID # is 13601144.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy, the first publicly listed energy infrastructure Real Estate Investment Trust (REIT), primarily owns assets in the midstream and downstream U.S. energy sectors that perform utility-like functions, such as pipelines, storage terminals, and transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Investor Relations, Debbie Hagen, 877-699-CORR (2677), info@corridortrust.com

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Leased property, net of accumulated depreciation of $19,417,025 and $9,154,337	$260,280,029	$221,694,020
Leased property held for sale, net of accumulated depreciation of $5,878,933 and $3,600,251	8,247,916	$10,526,598
Property and equipment, net of accumulated depreciation of $2,623,020 and $2,037,685	122,820,122	3,318,483
Financing notes and related accrued interest receivable, net	20,687,962	-
Other equity securities, at fair value	9,572,181	23,304,321
Cash and cash equivalents	7,578,164	17,963,266
Escrow receivable	2,438,500	-
Accounts receivable	3,604,198	2,068,193
Lease receivable	1,499,796	711,229
Intangible lease asset, net of accumulated amortization of $1,021,784 and $729,847	72,987	364,924
Deferred debt issuance costs, net of accumulated amortization of $1,124,655 and $572,830	3,516,167	1,225,524
Deferred lease costs, net of accumulated amortization of $124,641 and $63,272	795,821	857,190
Hedged derivative asset	351,807	680,968
Income tax receivable	251,021	834,382
Prepaid expenses and other assets	380,303	326,561
Goodwill	1,718,868	-
Total Assets	$443,815,842	$283,875,659

Liabilities and Equity
Current maturities of long-term debt	$3,528,000	$2,940,000
Long-term debt (net of current maturities)	63,532,000	67,060,000
Accounts payable and other accrued liabilities	3,935,307	2,224,829
Management fees payable	1,164,399	695,438
Deferred tax liability	1,262,587	5,332,087
Line of credit	32,141,277	81,935
Unearned revenue	711,230	-
Total Liabilities	$106,274,800	$78,334,289

Equity
Warrants, no par value; 0 and 945,594 issued and outstanding at December 31, 2014 and December 31, 2013, respectively (5,000,000 authorized)	$-	$1,370,700
Capital stock, non-convertible, $0.001 par value; 46,605,055 and 24,156,163 shares issued and outstanding at December 31, 2014 and December 31, 2013 (100,000,000 shares authorized)	46,605	24,156
Additional paid-in capital	309,950,440	173,441,019
Accumulated retained earnings	-	1,580,062
Accumulated other comprehensive income	453,302	777,403
Total CorEnergy Equity	310,450,347	177,193,340
Non-controlling interest	27,090,695	28,348,030
Total Equity	337,541,042	205,541,370
Total Liabilities and Equity	$443,815,842	$283,875,659

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended
	December 31, 2014	December 31, 2013	November 30, 2012	For the One-Month Transition Period Ended December 31, 2012
Revenue
Lease revenue	$28,223,765	$22,552,976	$2,552,975	$857,909
Sales revenue	9,708,902	8,733,044	8,021,022	868,992
Financing revenue	1,077,813	-	-	-
Transportation revenue	1,298,093	-	-	-
Total Revenue	40,308,573	31,286,020	10,573,997	1,726,901

Expenses
Cost of sales (excluding depreciation expense)	7,291,968	6,734,665	6,078,102	686,976
Management fees	3,467,660	2,637,265	1,046,796	155,242
Asset acquisition expenses	929,188	806,083	377,834	64,733
Professional fees	2,214,028	1,678,137	1,141,045	333,686
Depreciation expense	13,133,886	11,429,980	1,118,269	499,357
Amortization expense	61,369	61,305	-	1,967
Transportation, maintenance and general and administrative	458,872	-	-	-
Operating expenses	840,910	924,571	739,519	48,461
Directors' fees	270,349	178,196	85,050	8,500
Other expenses	991,528	580,183	231,086	27,500
Total Expenses	29,659,758	25,030,385	10,817,701	1,826,422
Operating Income	$10,648,815	$6,255,635	$(243,704)	$(99,521)
Other Income (Expense)
Net distributions and dividend income	$1,836,783	$584,814	$(279,395)	$2,325
Net realized and unrealized gain on trading securities	-	(251,213)	4,009,933	(1,769,058)
Net realized and unrealized gain (loss) on other equity securities	(466,026)	5,617,766	16,171,944	(159,495)
Interest expense	(3,675,122)	(3,288,378)	(81,123)	(416,137)
Total Other Income (Expense)	(2,304,365)	2,662,989	19,821,359	(2,342,365)
Income before income taxes	8,344,450	8,918,624	19,577,655	(2,441,886)
Taxes
Current tax expense (benefit)	3,843,937	13,474	29,265	3,855,947
Deferred tax expense	(4,069,500)	2,936,044	7,199,669	(4,776,090)
Income tax expense, net	(225,563)	2,949,518	7,228,934	(920,143)
Net Income	8,570,013	5,969,106	12,348,721	(1,521,743)
Less: Net Income attributable to non-controlling interest	1,556,157	1,466,767	-	(18,347)
Net Income attributable to CORR Stockholders	$7,013,856	$4,502,339	$12,348,721	$(1,503,396)
Net income	$8,570,013	$5,969,106	$12,348,721	$(1,521,743)
Other comprehensive income (expense):
Changes in fair value of qualifying hedges attributable to CORR Stockholders	(324,101)	777,403	-	-
Changes in fair value of qualifying hedges attributable to non-controlling interest	(75,780)	181,762	-	-
Net Change in Other Comprehensive Income	$(399,881)	$959,165	$-	$-
Total Comprehensive Income	8,170,132	6,928,271	12,348,721	(1,521,743)
Less: Comprehensive income attributable to non-controlling interest	1,480,377	1,648,529	-	(18,347)
Comprehensive Income attributable to CORR Stockholders	$6,689,755	$5,279,742	$12,348,721	$(1,503,396)
Earnings Per Common Share:
Basic and Diluted	$0.21	$0.19	$1.34	$(0.10)
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	33,028,574	24,149,396	9,182,425	15,564,861
Dividends declared per share	$0.514	$0.375	$0.440	$-

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock
	Shares	Amount	Warrants	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Retained Earnings	Non-Controlling Interest	Total
Balance at December 31, 2012	24,140,667	$24,141	$1,370,700	$175,256,675	$-	$4,209,023	$29,981,653	$210,842,192
Net income	-	-	-	-	-	4,502,339	1,466,767	5,969,106
Net change in cash flow hedges	-	-	-	-	777,403	-	181,762	959,165
Total comprehensive income	-	-	-	-	777,403	4,502,339	1,648,529	6,928,271
Dividends	-	-	-	(1,923,760)	-	(7,131,300)	-	(9,055,060)
Distributions to non-controlling interest	-	-	-	-	-	-	(3,282,152)	(3,282,152)
Reinvestment of dividends paid to stockholders	15,496	15	-	108,104	-	-	-	108,119
Balance at December 31, 2013	24,156,163	$24,156	$1,370,700	$173,441,019	$777,403	$1,580,062	$28,348,030	$205,541,370
Net income	-	-	-	-	-	7,013,856	1,556,157	8,570,013
Net change in cash flow hedges	-	-	-	-	(324,101)	-	(75,780)	(399,881)
Total comprehensive income	-	-	-	-	(324,101)	7,013,856	1,480,377	8,170,132
Net offering proceeds	22,425,000	22,425	-	141,702,803	-	-	-	141,725,228
Dividends	-	-	-	(6,734,166)	-	(8,593,918)	-	(15,328,084)
Common stock issued under director's compensation plan	4,027	4	-	29,996	-	-	-	30,000
Distributions to non-controlling interest	-	-	-	-	-	-	(2,737,712)	(2,737,712)
Reinvestment of dividends paid to stockholders	19,865	20	-	140,088	-	-	-	140,108
Warrant expiration	-	-	(1,370,700)	1,370,700	-	-	-	-
Balance at December 31, 2014	46,605,055	$46,605	$-	$309,950,440	$453,302	$-	$27,090,695	$337,541,042

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2014	December 31, 2013	November 30, 2012	For the One-Month Transition Period Ended December 31, 2012
Operating Activities
Net Income	$8,570,013	$5,969,106	$12,348,721	$(1,521,743)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax, net	(4,069,500)	2,936,044	7,199,669	(4,776,090)
Depreciation	13,133,886	11,429,980	1,118,269	499,357
Amortization	1,155,131	909,724	200,056	42,645
Realized and unrealized (gain) loss on trading securities	-	251,213	(4,009,933)	1,769,058
Realized and unrealized (gain) loss on other equity securities	(1,357,496)	(5,617,766)	(16,171,944)	159,495
Unrealized (gain) loss on derivative contract	(70,720)	(11,095)	-	316,756
Distributions received from investment securities	960,384	(567,276)	4,985,370	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(178,100)	(1,145,299)	(167,302)	647,363
(Increase) decrease in lease receivable	(788,567)	(711,229)	474,152	-
(Increase) decrease in prepaid expenses and other assets	96,743	272,194	(233,272)	(177,521)
Increase (decrease) in management fee payable	468,961	555,892	5,403	(109,780)
Increase (decrease) in accounts payable and other accrued liabilities	(2,276,773)	260,538	1,528,541	232,225
Increase (decrease) in current income tax liability	583,361	(4,690,329)	-	3,922,682
Increase (decrease) in unearned revenue	711,230	(2,133,685)	2,370,762	(237,077)
Net cash provided by operating activities	$16,938,553	$7,708,012	$9,648,492	$767,370

Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	10,806,879	5,580,985	9,983,169	26,085,740
Deferred lease costs	-	(74,037)	-	(796,649)
Acquisition expenditures	(168,204,309)	(1,834,036)	(942,707)	(205,706,823)
Purchases of property and equipment	(11,970)	(40,670)	(30,321)	(421)
Proceeds from sale of property and equipment	948	5,201	3,076	-
Issuance of financing note receivable	(20,648,714)	-	-	-
Return of capital on distributions received	981,373	1,772,776	-	-
Net cash provided by (used in) investing activities	$(177,075,793)	$5,410,219	$9,013,217	$(180,418,153)

Financing Activities
Payments on lease obligation	-	(20,698)	(80,028)	(6,824)
Debt financing costs	(3,269,429)	(144,798)	(1,054,302)	(1,391,846)
Net offering proceeds	141,797,913	(523,094)	-	84,516,780
Debt issuance	-	-	-	70,000,000
Proceeds from non-controlling interest	-	-	-	30,000,000
Common stock issued under directors compensation plan	30,000	-	-	-
Dividends paid	(15,187,976)	(8,946,941)	(3,919,249)	-
Distributions to non-controlling interest	(2,737,712)	(3,282,152)	-	-
Advances on revolving line of credit	34,676,948	221,332	5,285,000	530,000
Payments on revolving line of credit	(2,617,606)	(139,397)	(5,165,000)	(650,000)
Principal payments on credit facility	(2,940,000)	-	(2,188,000)	-
Net cash provided by (used in) financing activities	$149,752,138	$(12,835,748)	$(7,121,579)	$182,998,110
Net Change in Cash and Cash Equivalents	$(10,385,102)	$282,483	$11,540,130	$3,347,327
Cash and Cash Equivalents at beginning of period	17,963,266	17,680,783	2,793,326	14,333,456
Cash and Cash Equivalents at end of period	$7,578,164	$17,963,266	$14,333,456	$17,680,783

Supplemental Disclosure of Cash Flow Information:
Interest paid	$2,762,903	$2,651,355	$203,611	$2,765
Income taxes paid (net of refunds)	$3,260,576	$4,637,068	$96,000	$-
Non-Cash Investing Activities
Security proceeds from sale in long-term investment of other equity securities	$-	$-	$26,565,400	$23,046,215
Reclassification of prepaid expenses and other assets to deferred lease costs	$-	$-	$-	$753,940
Reclassification of prepaid expenses and other assets to acquisition expenditures	$-	$-	$-	$181,766
Change in accounts payable and accrued expenses related to deferred lease costs	$-	$(68,417)	$-	$(653,747)
Change in accounts payable and accrued expenses related to acquisition expenditures	$270,615	$(1,545,163)	$-	$1,624,680
Change in accounts payable and accrued expenses related to issuance of financing and other notes receivable	$39,248	$-	$-	$-

Acquisitions, net of cash acquired:
Leased property	$(48,578,082)	$1,834,036	$942,707	$(205,706,823)
Property and equipment	$(120,083,133)	$-	$-	$-
Other equity securities	$(97,500)	$-	$-	$-
Accounts receivable	$(1,357,905)	$-	$-	$-
Prepaid expenses and other assets	$(150,485)	$-	$-	$-
Accounts payable	$3,781,664	$-	$-	$-
Goodwill	$(1,718,868)	$-	$-	$-
Total acquisitions, net of cash acquired	$(168,204,309)	$1,834,036	$942,707	$(205,706,823)

Non-Cash Financing Activities
Reclassification of prepaid expenses and other assets to issuance of equity	$-	$-	$-	$617,308
Reclassification of prepaid expenses and other assets to debt financing costs	$-	$-	$-	$436,994
Change in accounts payable and accrued expenses related to the issuance of equity	$72,685	$(523,094)	$-	$391,322
Change in accounts payable and accrued expenses related to debt financing costs	$(176,961)	$116,383	$-	$(291,667)
Reinvestment of distributions by common stockholders in additional common shares	$140,108	$108,119	$121,024	$-

CorEnergy Infrastructure Trust, Inc.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
NAREIT FFO, FFO and AFFO Reconciliation

	For the Years Ended
	December 31, 2014	December 31, 2013	Pro Forma for the Year Ended December 31, 2014
Net Income (attributable to CorEnergy Stockholders):	$7,013,856	$4,502,339	$13,389,963
Add:
Depreciation	13,133,886	11,429,980	16,098,377
Less:
Non-Controlling Interest attributiable to NAREIT FFO reconciling items	1,645,820	1,645,601	1,645,820
NAREIT Funds from operations (NAREIT FFO):	18,501,922	14,286,718	27,842,520
Add:
Distributions received from investment securities	1,941,757	1,789,893	883,425
Income tax expense, net	(225,563)	2,949,518	(982,217)
Less:
Net distributions and dividend income	1,823,522	567,276	670,796
Net realized and unrealized gain on trading securities	-	(251,213)	-
Net realized and unrealized gain (loss) on other equity securities	(466,026)	5,617,766	(841,430)
Funds from operations adjusted for securities investments (FFO):	$18,860,620	$13,092,300	$27,914,362
Add:
Transaction costs	929,188	806,083	929,188
Amortization of debt issuance costs	801,825	556,300	1,376,249
Amortization of deferred lease costs	61,369	61,305	61,369
Amortization of above market leases	291,937	291,940	291,937
Noncash costs associated with derivative instruments	(70,720)	40,290	(70,720)
Nonrecurring personnel costs	-	113,232	-
Less:
EIP lease adjustment	2,171,236	2,171,236	2,171,236
Non-controlling interest attributable to AFFO reconciling items	92,785	121,436	92,785
Adjusted funds from operations (AFFO):	$18,610,198	$12,668,778	$28,238,364

Weighted Average Shares	33,028,574	24,149,396	46,605,055
NAREIT FFO per share	$0.56	$0.59	$0.60
FFO adjusted for securities investments (FFO) per share	$0.57	$0.54	$0.60
AFFO per share	$0.56	$0.52	$0.61